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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-20720
(Commission File Number)

10275 Science Center Drive,
San Diego, California
(Address of principal executive offices)

(858) 550-7500
(Registrant’s telephone number, including area code)

77-0160744
(I.R.S. Employer Identification No.)

92121-1117
(Zip Code)

Table of Contents

Item 3.01 Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing

Due to the delay in filing its Form 10-K annual report for the year ended December 31, 2004 and the Company’s Form 10-Q quarterly report for the quarter ended March 31, 2005 the Company is not in compliance with the NASDAQ Stock Market’s continued listing requirement set forth in Marketplace Rule 4310(c)(14). The Company received a NASDAQ Staff Determination Letter dated May 18, 2005 regarding the Company’s failure to timely file the March 2005 Form 10-Q. A NASDAQ Listing Qualifications Panel previously agreed to continue the listing of the Company’s securities on the NASDAQ National Market provided that the Company files these Forms 10-K and 10-Q on or before July 29, 2005. Until the Company is current with its periodic reporting requirements with the SEC, the Company’s trading symbol will remain LGNDE.

Item 4.02(a) – Non-Reliance on Previously Issued Reports

(a) On May 19, 2005, the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company’s management and with the concurrence of the Company’s independent registered public accounting firm, BDO Seidman LLP (“BDO Seidman”), concluded that the previously issued financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2002 and 2003 and as of and for the quarters of 2003 and the first three quarters of 2004 should no longer be relied upon. The Company expects to restate its financial statements as of December 31, 2003 and for the years ended December 31, 2003 and December 31, 2002 and as of and for the quarters of 2003 and the first three quarters of 2004 to reflect the reporting of the Company’s financial results using a revenue recognition model that reflects sell-through accounting. Under sell-through accounting, revenue is not recognized until after the product has been subsequently shipped from the wholesalers. The errors may also affect financial information for the periods mentioned that the Company included in other disclosures, such as press releases or Form 8-K filings.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with management and with the Company’s independent auditors.

The Company has issued a press release regarding these matters, which is attached as Exhibit 99.1 hereto.

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press release dated May 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED
Date: May 20, 2005	By:	/s/ Warner R. Broaddus
		Name:	Warner R. Broaddus
		Title:	Vice President, General Counsel & Secretary